MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

April 16, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Secured Diversified Investment, Ltd. File No. 333-30653

Ladies and Gentlemen:

We have read the statements that we understand Secured Diversified Investment, Ltd. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/Moore & Associates, Chartered
Moore & Associates Chartered

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501